UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 4, 2024

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware	0-15905	73-1268729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, TX 77002

(Address of principal executive office and zip code)

(713) 568-4725

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BDCO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, effective November 18, 2022, Lazarus Energy LLC (“LE”), Lazarus Refining & Marketing LLC (“LRM” and, together with LE, the “Borrowers”), Blue Dolphin Energy Company (“Blue Dolphin”), Lazarus Energy Holdings LLC (“LEH”), and Jonathan Carroll (“Carroll” and, together with Borrowers, Blue Dolphin and LEH, the “Lazarus Parties”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with Veritex Community Bank (“Veritex”), relating to amounts owed by the Lazarus Parties to Veritex under the June 22, 2015 and December 4, 2015 loan agreements among the Lazarus Parties and Veritex (the “Loan Agreements”). The Forbearance Agreement was set to terminate on September 30, 2023.

On October 30, 2023, but effective September 30, 2023, the Lazarus Parties, together with Veritex, entered into a first amendment to the Forbearance Agreement (the “First Amended Forbearance Agreement”). Under the First Amended Forbearance Agreement, Veritex agreed to forbear from exercising any of its remedies under the Loan Agreements in connection with existing defaults beginning on September 30, 2023 through and including December 29, 2023.

On January 2, 2024, but effective December 29, 2023 (the “Effective Date”), the Lazarus Parties, together with Veritex, entered into a second amendment to the Forbearance Agreement (the “Second Amended Forbearance Agreement”). Under the Second Amended Forbearance Agreement, Veritex agreed to forbear from exercising any of its remedies under the Loan Agreements in connection with existing defaults beginning on the Effective Date through and including March 29, 2024 (the “Forbearance Termination Date”). Unless sooner terminated as stipulated under the Second Amended Forbearance Agreement, Veritex also agreed to forbear from testing the Borrowers’ compliance with financial covenants and taking any action to exercise its rights and/or remedies with respect to Borrowers’ compliance or non-compliance with financial covenants from the Effective Date through the Forbearance Termination Date.

Carroll serves as Chief Executive Officer and President of Blue Dolphin. He also serves as President and is a majority owner of LEH. Together, Carroll and LEH owned approximately 83% of Blue Dolphin’s common stock as of the filing date of this report.

The foregoing description of the Second Amended Forbearance Agreement is only a summary and is qualified in its entirety by reference to the full text of the Second Amended Forbearance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Second Amended Forbearance Agreement effective December 29, 2023 among Lazarus Energy, LLC, Lazarus Refining & Marketing, LLC, Blue Dolphin Energy Company, Lazarus Energy Holdings, LLC, Jonathan Carroll, and Veritex Community Bank.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2024

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

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